Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Company Contact:	Michael Garnreiter	(602) 852-9000

Chief Financial Officer

E-mail: Michaelg@mstreetinc.com

MAIN STREET RESTAURANT GROUP, INC.

ANNOUNCES THE APPOINTMENT OF MICHAEL RAWLINGS TO THE BOARD OF DIRECTORS

PHOENIX, ARIZONA, June 10, 2005—MAIN STREET RESTAURANT GROUP, INC. (Nasdaq symbol: MAIN), the world’s largest franchisee of T.G.I. Friday’s restaurants, the owner and operator of the Bamboo Club – Asian Bistro, the Redfish Seafood Grill and Bar and Alice Cooper’stown restaurant concepts, announced it’s board of directors  has elected Michael Rawlings as a director. Mr. Rawlings, a principal and General Partner of Dallas-based CIC Partners LP, a middle market private equity firm, previously served as President of Pizza Hut from 1997 to 2003 and prior thereto was CEO of Tracy-Locke Advertising where he spent 18 years. Mr. Rawlings will serve as the third independent director on the audit committee of the board.

MAIN STREET RESTAURANT GROUP, INC. is the world’s largest franchisee of T.G.I. Friday’s restaurants, operating 53 T.G.I. Friday’s, 11 Bamboo Club – Asian Bistros, four Redfish Seafood Grill and Bar, and one Cooper’stown restaurants.

This press release contains forward-looking statements regarding the Company’s business strategies, business outlook, anticipated new store openings, and revenue and earnings expectations.  These forward-looking statements are based primarily on the Company’s expectations and are subject to a number of risks and uncertainties, some of which are beyond the Company’s control.  Actual results could differ materially from the forward-looking statements as a result of numerous factors, including those set forth in the Company’s Form 10-K and 10-Q Reports as filed with the Securities and Exchange Commission.